Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of June 22, 2021 by and among Northern Genesis Sponsor II LLC, a Delaware limited liability company (“Sponsor”), Northern Genesis Acquisition Corp. II, a Delaware corporation (“Acquiror”), and Embark Trucks Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 10,350,000 shares of Acquiror Pre-Transaction Common Stock and 6,686,667 Acquiror Warrants;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Acquiror, Merger Sub and the Company have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, following completion of the Merger, the Company will become a wholly owned subsidiary of Acquiror, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1   Binding Effect of Merger Agreement.  Sponsor hereby acknowledges that it has read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Sponsor shall be bound by and comply with Sections 7.4 (No Solicitation by Acquiror) and 12.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such sections) as if Sponsor was an original signatory to the Merger Agreement with respect to such provisions.

Section 1.2   No Transfer.  During the period commencing on the date hereof and ending on the earlier of (a) the Closing and (b) the liquidation of Acquiror, each Sponsor shall not (i) sell, assign, offer to sell, contract or agree to sell, grant any option to purchase or otherwise dispose of or agree to dispose of legal title to, or file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement or pursuant to the Amended and Restated Registration Rights Agreement attached as Exhibit C to the Merger Agreement) with respect to, any Acquiror Common Stock or Acquiror Warrants owned by Sponsor, which transaction, offer, contract, or agreement provides for settlement or transfer prior to the date on which the

Merger Agreement terminates, or (ii) publicly announce any intention to effect any transaction specified in clause (i) other than any public filings required by applicable Law (collectively, “Transfer”).

Section 1.3   New Shares.  In the event that (a) any shares of Acquiror Pre-Transaction Common Stock of Acquiror are issued to Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Acquiror Pre-Transaction Common Stock, (b) Sponsor purchases or otherwise acquires beneficial ownership of any Acquiror Pre-Transaction Common Stock, or (c) a Sponsor acquires the right to vote or share in the voting of any Acquiror Pre-Transaction Common Stock (such Acquiror Pre-Transaction Common Stock, the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of Section 1.5 of this Sponsor Agreement to the same extent as if they constituted the Acquiror Pre-Transaction Common Stock owned by Sponsor as of the date hereof.

Section 1.4   Closing Date Deliverables.  On the Closing Date, Sponsor shall deliver to Acquiror and the Company a duly executed copy of that certain Amended and Restated Registration Rights Agreement, by and among Acquiror, the Company, Sponsor and certain of the Company’s stockholders or their respective affiliates, as applicable, in substantially the form attached as Exhibit C to the Merger Agreement.

Section 1.5   Sponsor Agreements.

(a)At any duly called meeting of the shareholders of Acquiror or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Acquiror is sought, in each case, as contemplated by the Merger Agreement, Sponsor shall (i) appear at each such meeting or otherwise cause all of its Acquiror Pre-Transaction Common Stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Acquiror Pre-Transaction Common Stock:
(i)in favor of the Transaction Proposals, including the transactions contemplated by the Merger Agreement;
(ii)against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transaction Proposals, including the transactions contemplated by the Merger Agreement);
(iii)against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror;
(iv)against any change in the business, management or Board of Directors of Acquiror (in each case, other than the Transaction Proposals, including the transactions contemplated by the Merger Agreement); and
(v)against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror or Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Section 9.1 or 9.3 of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Acquiror.

Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b)Subject to Article II hereof, Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated January 12, 2021, by and between Acquiror and Sponsor (the “Insider Letter”), including the obligations of Sponsor pursuant to Section 2 therein to not redeem any Acquiror Pre-Transaction Common Stock owned by Sponsor in connection with the transactions contemplated by the Merger Agreement.
(c)During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Merger Agreement pursuant to Article X thereof, Sponsor shall not terminate or modify or amend, in any way adverse to the Company, the Merger or the other transactions contemplated by the Merger Agreement, (i) any Contract between Sponsor, on the one hand, and Acquiror or any of Acquiror’s Subsidiaries, on the other hand, or (ii) any provision of any Commitment Letter, dated on or about January 8, 2021 (as amended on or about January 11 and April 21, 2021), between Sponsor and any institutional investor therein (each, a “Commitment Letter” and each such investor, together with its affiliates, an “Investor”), in each case, without the prior consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).
(d)Sponsor hereby agrees that Sponsor shall waive, and hereby does waive, any and all dissenters’, appraisal or similar rights that may otherwise be available under applicable Law with respect to the transactions contemplated by the Merger Agreement and that it shall not take any action in furtherance of exercising any such rights.
(e)Sponsor hereby agrees that Sponsor shall waive, and hereby does waive, any and all anti-dilution or similar rights (if any) that may otherwise be available under applicable Law or pursuant to any Contract between or among Sponsor and Acquiror or any of Acquiror’s Subsidiaries with respect to the transactions contemplated by the Merger Agreement and that it shall not take any action in furtherance of exercising any such rights.

Section 1.6   No Inconsistent Agreement.  Sponsor hereby represents and covenants that Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Sponsor’s obligations hereunder.

ARTICLE II

LOCK-UP

Section 2.1   Lock-up.  Subject to Section 2.2, Sponsor and each person that agrees pursuant to Section 2.2 hereof to be bound by this Article II hereby agrees not to Transfer any Lock-up Securities until the end of the Lock-up Period applicable to such Lock-up Securities (the “Lock-up”).

Section 2.2   Permitted Transfers.

(a)Notwithstanding the provisions set forth in Section 2.1, Sponsor and any of its Permitted Transferees may Transfer any Lock-up Securities during the Lock-up Period:

(i)to (A) any Related Holder, (B) any persons who are, or immediately prior to the Effective Time were, officers or directors of Acquiror, or any of their respective Related Holders, (C) any securityholders, members or partners of Sponsor or any of their respective Related Holders, or (D) any entity that is controlled by any combination of any of any of the foregoing; provided, however, that each such transferee must agree in writing for the express benefit of Acquiror and the Company to be bound by this Article II with respect to (and solely with respect to) the Lock-up Securities that are so transferred to such transferee;
(ii)in the case of an individual, (A) by virtue of laws of descent and distribution upon death of such individual, or (B), pursuant to a qualified domestic relations order; provided, however, that each such transferee must agree in writing for the express benefit of Acquiror and the Company to be bound by this Article II with respect to (and solely with respect to) the Lock-up Securities that are so transferred to such transferee;
(iii)in the case of an entity, by virtue of the laws of the jurisdiction of such entity’s organization and its organizational documents upon dissolution of the entity; provided, however, that each such transferee must agree in writing for the express benefit of Acquiror and the Company to be bound by this Article II with respect to (and solely with respect to) the Lock-up Securities that are so transferred to such transferee; or
(iv)in connection with any mortgage, encumbrance or pledge in connection with any indebtedness or the secured party’s exercise or enforcement of rights thereunder, including its foreclosure, sale, pledge, rehypothecation, assignment or other use of such collateral; or
(v)subsequent to the Closing Date, in the event of Acquiror’s liquidation, merger, capital stock exchange or other similar transaction which results in all of Acquiror’s stockholders having the right to exchange their shares of Acquiror Common Stock for cash, securities or other property.
(b)As used herein, the term “Permitted Transferee” means any person or entity to whom Sponsor (or any other Permitted Transferee that is bound hereby) Transfers such Lock-up Securities prior to the expiration of the Lock-up Period pursuant to and in compliance with this Section 2.2.

Section 2.3   Inconsistent Agreements.  The Lock-up in this Article II shall supersede the lock-up provisions contained in Section 4 of the Insider Letter, Section 10 of the Commitment Letters, any subscription agreement referenced in the Insider Letter or any Commitment Letter and any other agreement by and between Acquiror and Sponsor (whether related to shares of Acquiror Common Stock or Acquiror Warrants (or both)), which provisions in Section 4 of the Insider Letter, in Section 10 of the Commitment Letters, in any such subscription agreement referenced therein or in any such other agreement shall be of no further force or effect.

Section 2.4   Lock-up Period.  As used herein, the term “Lock-up Period” means the period beginning on the Closing Date and ending on the earlier of:

(a)the date that is (i) solely with respect to the Restricted Founder Securities (as defined below), the earlier of (A) the date that is 365 days after the Closing Date, or (B) the date on which the last sales price of the Acquiror Class A Common Stock has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like following the Closing Date) for any 20 trading days (whether or not consecutive) within any 30-trading day period commencing at least 150 days after the Closing

Date, or (ii) solely with respect to the Restricted Warrant Securities (as defined below), 30 days after the Closing Date; and
(b)the completion, following the Closing Date, of any liquidation, merger, stock exchange or other similar transaction which results in all holders of Acquiror Common Stock having the right to exchange their Acquiror Common Stock for cash, securities or other property.

Section 2.5   Lock-up Securities.

(a)As used herein, the term “Lock-up Securities” means and includes any and all of the following:
(i)(A) the 10,350,000 shares of Acquiror Class A Common Stock held by the Sponsor immediately following the Closing into which shares of Acquiror Pre-Transaction Common Stock are reclassified that were originally issued by Acquiror to Sponsor prior to or upon Acquiror’s initial public offering (the “Founder Shares”), and (B) any shares or other securities of Acquiror that in any case are issued in respect of or upon any conversion, exercise or exchange of any Founder Shares (or of any other Lock-up Securities resulting therefrom), including pursuant to the Merger or as a result of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to any such Lock-up Securities (the Founder Shares, together with any and all such resulting securities, the “Restricted Founder Securities”); and
(ii)(A) the Acquiror Private Placement Warrants (including the shares of Acquiror Common Stock issuable upon exercise thereof), and any Acquiror Working Capital Warrants (including the shares of Acquiror Common Stock issuable upon exercise thereof) (together with the Acquiror Private Placement Warrants, the “Acquiror Restricted Warrants”), held by Sponsor immediately following the Closing, and (B) any warrants, shares or other securities of Acquiror that in any case are issued in respect of or upon any conversion, exercise, or exchange of, or that result from the assumption of, any Acquiror Restricted Warrants (or of any other Lock-up Securities resulting therefrom), including pursuant to the Merger or as a result of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to any such Lock-up Securities (the Acquiror Restricted Warrants, together with any and all such resulting securities, the “Restricted Warrant Securities”).
(b)For clarity, shares of Acquiror Common Stock and Acquiror Warrants acquired (i) in the public market (whether prior to or after the Closing), (ii) pursuant to a transaction exempt from registration under the Securities Act, pursuant to a subscription agreement where the issuance of Acquiror Common Stock occurs on or after the Closing, or (iii) issued in connection with the FPA Investment or PIPE Investment, shall not constitute Lock-up Securities.

ARTICLE III

CERTAIN FORFEITURE OF FOUNDER SHARES

Section 3.1   Reserved.

Section 3.2   FPA Related Forfeiture.

(a)Sponsor shall forfeit and transfer to Acquiror, immediately prior to the Effective Time and without payment of further consideration, a number of Founder Shares equal to (i) 187,500 Founder Shares, multiplied by (ii) the percentage obtained by dividing the FPA Investment Amount by $75,000,000.
(b)In addition to the foregoing, to the extent that the FPA Investment Amount is less than $75,000,000, Sponsor shall forfeit and transfer to Acquiror, immediately prior to the Effective Time and without payment of further consideration, a number of Founder Shares equal to (i) 627,910 Founder Shares, multiplied by (ii) the percentage obtained by dividing (A) the amount by which the FPA Investment Amount is less than $75,000,000, by (B) $75,000,000.

Section 3.3   Forfeiture for Failure to Support Transaction.  In the event that, upon the Closing of the Merger, the Investors, in the aggregate, fail to hold at least 9,000,000 public shares of Acquiror Pre-Transaction Common Stock (excluding any shares that are the subject of an Acquiror Share Redemption), Sponsor shall forfeit and transfer to Acquiror, immediately prior to the Effective Time and without payment of further consideration, a number of Founder Shares equal to (i) 1,130,239 Founder Shares, multiplied by (ii) the percentage equal to (x) one hundred percent (100%) minus (y) the percentage obtained by dividing (A) the number of public shares of Acquiror Pre-Transaction Common Stock (excluding any shares that are the subject of an Acquiror Share Redemption) then held by the Investors, in the aggregate, by (B) 9,000,000.

Section 3.4   Effect of Forfeiture.  Any Founder Shares that are forfeited pursuant to the terms of this Article III shall be cancelled by Acquiror and cease to exist prior to the Effective Time. For clarity, no Founder Shares are otherwise subject to vesting or forfeiture in favor of Acquiror for any reason or by any agreement or document, other than as specifically agreed in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1   Representations and Warranties of Sponsor.  Sponsor represents and warrants as of the date hereof to Acquiror and the Company as follows:

(a)Organization; Due Authorization.  Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of Sponsor. This Sponsor Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of Sponsor.
(b)Ownership.  Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Founder Shares and all of the Acquiror Private Placement Warrants set forth opposite such Sponsor’s name on Schedule I, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Founder Shares or Acquiror Private Placement Warrants (other than transfer restrictions under the Securities Act)) affecting any such Founder Shares or

Acquiror Private Placement Warrants, other than Liens pursuant to (i) this Sponsor Agreement, or (ii) the Acquiror Governing Documents or the governing documents of Sponsor. Such Founder Shares and Acquiror Private Placement Warrants are the only equity securities in Acquiror owned of record or beneficially by Sponsor on the date of this Sponsor Agreement, and none of Sponsor’s Founder Shares or Acquiror Private Placement Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Founder Shares or Acquiror Private Placement Warrants, except as provided hereunder. Other than the Acquiror Private Placement Warrants and the Acquiror Working Capital Warrants, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.
(c)No Conflicts.  The execution and delivery of this Sponsor Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Governing Documents of Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Sponsor or Sponsor’s Acquiror Pre-Transaction Common Stock or Acquiror Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Agreement.
(d)Litigation.  There are no Actions pending against Sponsor, or to the knowledge of Sponsor threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Agreement.
(e)Brokerage Fees.  Except as described on Section 5.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by Sponsor, for which Acquiror or any of its Affiliates may become liable.
(f)Affiliate Arrangements.  Except as set forth on Schedule II attached hereto, neither Sponsor nor, to the knowledge of Sponsor, any Person in which Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with Acquiror or its Subsidiaries. Each Commitment Letter between Sponsor and the applicable Investor is, in all substantive respects, in the form previously provided by Sponsor to the Company, and there are no other agreements between Sponsor and any such Investor that modify, amend or terminate any provision thereof in a manner which is materially adverse to the Company, the Merger or the other transactions contemplated by the Merger Agreement.
(g)Acknowledgment.  Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Sponsor Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1   Termination.  This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Closing, (b) any termination of the Merger Agreement and (c) the written agreement of Sponsor, Acquiror, and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. Notwithstanding the foregoing, ARTICLE III and this ARTICLE V shall survive the termination of this Agreement.

Section 5.2   Governing Law.  This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement), will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 5.3   CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)THE PARTIES TO THIS SPONSOR AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 5.8.
(b)WAIVER OF TRIAL BY JURY.  EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY

HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.3.

Section 5.4   Assignment.  This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 5.5   Specific Performance.  The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 5.6   Amendment.  This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and Sponsor.

Section 5.7   Severability.  If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 5.8   Notices.  All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror:

Northern Genesis Acquisition Corp. II

4801 Main Street, Suite 1000

Kansas City, MO 64112

Attn: Ian Robertson

E-mail: Ian.Robertson@northerngenesis.com

with a copy to (which will not constitute notice):

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, MO 64112

Attn: James G. Goettsch and Rebecca Taylor

E-mail: jim.goettsch@huschblackwell.com and

rebecca.taylor@huschblackwell.com

If to the Company:

Embark Trucks Inc.

424 Townsend Street

San Francisco, CA 94107

Attention: Alex Rodrigues

                 Siddhartha Venkatesan

Email: alex@embarktrucks.com

            sid@embarktrucks.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

885 Third Ave

New York, NY 10022

Attention: Justin G. Hamill and Marc A. Granger

Email: justin.hamill@lw.com and marc.granger@lw.com

If to Sponsor:

Northern Genesis Sponsor II LLC

4801 Main Street, Suite 1000

Kansas City, MO 64112

Attn: Ian Robertson

E-mail: Ian.Robertson@northerngenesis.com

with a copy to (which will not constitute notice):

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, MO 64112

Attn: James G. Goettsch and Rebecca Taylor

E-mail: jim.goettsch@huschblackwell.com and

rebecca.taylor@huschblackwell.com

Section 5.9   Counterparts.  This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 5.10   Entire Agreement.  This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

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IN WITNESS WHEREOF, Sponsor, Acquiror, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

NORTHERN GENESIS SPONSOR II LLC

By:
	Name:	Ian Robertson
	Title:	Managing Member

ACQUIROR:

NORTHERN GENESIS ACQUISITION CORP. II

By:
	Name:	Ian Robertson
	Title:	Chief Executive Officer

COMPANY:

EMBARK TRUCKS INC.

By:
	Name:	Alex Rodrigues
	Title:	Chief Executive Officer

Schedule I

Sponsor Acquiror Common Stock and Acquiror Warrants

Sponsor	Acquiror Common Stock	Acquiror Warrants
Northern Genesis Sponsor II LLC 4801 Main Street, Suite 1000, Kansas City, MO 64112	10,350,000	6,686,667

Schedule II

Affiliate Agreements

1.	Letter Agreement, dated January 12, 2021, by and between Acquiror and Sponsor
2.	Registration Rights Agreement, dated January 12, 2021, by and among Acquiror, Sponsor and Northern Genesis Capital LLC
3.	Administrative Services Agreement, dated January 12, 2021, by and between Acquiror and Sponsor
4.	Founder Shares Purchase Agreement, dated October 2, 2020, by and between Acquiror and Sponsor
5.	Private Placement Warrant Subscription Agreement, dated January 12, 2021, by and between Acquiror and Sponsor
6.	Personnel Services Agreement, dated April 1, 2021, by and between Acquiror and Sponsor
7.	Working Capital Loan Promissory Note, dated April 1, 2021, by Acquiror in favor of the Sponsor